As filed with the Securities and Exchange Commission on October 6, 2014

No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BURLINGTON STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	5311	80-0895227
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paul C. Tang, Esq.

Executive Vice President and General Counsel

1830 Route 130 North

Burlington, New Jersey 08016

(609) 387-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joshua N. Korff

Christopher A. Kitchen

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Estimated Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.0001 per value per share	—	—	—	—

(1)	An indeterminate aggregate offering price and amount of Common Stock is being registered as may be offered from time to time at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

Burlington Stores, Inc.

Common Stock

The selling stockholders to be named in a prospectus supplement may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling stockholders will receive all of the proceeds from any sales of their shares. We will not receive any proceeds from the sale of shares of common stock by selling stockholders. We may bear a portion of the expenses of the offering of common stock, except that selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “BURL.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

The date of this prospectus is October 6, 2014

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement or any associated “free writing prospectus.” This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may sell shares of our common stock in one or more offerings from time to time. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in a document incorporated by reference herein. Therefore, if there is any inconsistency between the information in this prospectus or in a document incorporated by reference herein and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an

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exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC).

•	Our Annual Report on From 10-K for the year ended February 1, 2014 (filed with the SEC on March 31, 2014);

•	Our Quarterly Reports on Form 10-Q for the period ended August 2, 2014 (filed with the SEC on September 11, 2014) and for the period ended May 3, 2014 (filed with the SEC on June 12, 2014);

•	Our Current Reports on Form 8-K filed with the SEC on September 16, 2014, August 18, 2014, July 24, 2014 and March 19, 2014 and Current Report on Form 8-K/A filed with the SEC on September 18, 2014;

•	Our Definitive Proxy Statement on Schedule 14A (filed with the SEC on June 6, 2014); and

•	The description of capital stock contained in the Registration Statement on Form 8-A, as filed with the SEC on October 1, 2013 (File No. 001-36107), as supplemented by the “Description of Capital Stock” found on page 4 of this prospectus and including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and amendments to those filings, are available free of charge on our website www.burlingtoninvestors.com as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information

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contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Burlington Stores, Inc.

1830 Route 130 North

Burlington, New Jersey 08016

Attention: Investor Relations

Telephone: (609) 387-7800

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS, IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY US OR ON OUR BEHALF. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own the trademarks, service marks and trade names that we use in connection with the operation of our business. Our trademarks include “BCF,” “Burlington,” “Burlington Coat Factory,” “Cohoes,” “Luxury Linens,” “MJM Designer Shoes” and “Baby Depot.” This prospectus may also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this offering circular are listed without the TM, SM, © and ® symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors, if any, to these trademarks, service marks, trade names and copyrights.

MARKET, RANKING AND OTHER INDUSTRY DATA

In this prospectus, including information incorporated by reference herein, we rely on and refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in or incorporated by reference into this prospectus are based on independent industry publications or other publicly available information, while other information is based on our good faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus including the industry research firm The NPD Group, Inc. (“The NPD Group”), and our management’s knowledge and experience in the markets in which we operate. Our estimates have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. We believe that these independent sources and our internal data are reliable as of their respective dates.

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SUMMARY

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference to our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Company Overview

Founded in 1972, we are a national off-price retailer of high quality branded apparel, operating 523 stores as of August 2, 2014, inclusive of an internet store, in 44 states and Puerto Rico. We are a market leader in the fast growing off-price retail channel. We offer our merchandise using an Every Day Low Price (“EDLP”) model with savings up to 60-70% off department and specialty store regular prices. We provide our customers an extensive selection of better and moderate, fashionable branded product in women’s ready-to-wear apparel, menswear, youth apparel, baby products, footwear, accessories, home goods and coats. We feature merchandise from over 4,500 vendors, with a focus on major nationally-recognized brands. This vendor breadth provides our customers with a “treasure hunt” experience of searching for great brands at great value.

Our average store size is approximately 79,000 square feet, which is two to three times the size of our largest off-price competitors’ stores. Our larger store size has allowed us to offer more categories and substantially more breadth in each product category than our off-price competitors and to establish ourselves as a destination for select categories, including coats, youth and baby, special-occasion dresses and men’s tailored apparel. We believe that our leadership in the off-price channel in select categories and our broad and diverse merchandise offering allow our stores to attract customers from beyond their local trade areas.

Large and Growing Off-Price Channel

We operate within the large and growing off-price channel in the United States. According to The NPD Group, the off-price apparel channel grew at a 5% compound annual growth rate (“CAGR”) during the four years ending December 2013. Over that period, sales in the off-price channel have grown over 10 times faster than the department store and national chain channels. We believe that the increasing demand for the off-price channel will continue to be driven by consumers’ growing focus on, and preference for, the value available at off-price retailers.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, before making an investment decision. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find Additional Information” on page i of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this prospectus are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies, or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

•	general economic conditions;

•	competitive factors, including pricing and promotional activities of major competitors;

•	our ability to successfully implement several of our strategic initiatives;

•	the availability of desirable store locations on suitable terms;

•	changing consumer preferences and demand;

•	industry trends, including changes in buying, inventory and other business practices by customers;

•	competitive factors, including pricing and promotional activities of major competitors;

•	the availability, selection and purchasing of attractive merchandise on favorable terms;

•	import risks;

•	weather patterns, including, among other things, changes in year-over-year temperatures;

•	our future profitability;

•	our ability to control costs and expenses;

•	unforeseen computer related problems;

•	any unforeseen material loss or casualty;

•	the effect of inflation;

•	an increase in competition within the markets in which we compete;

•	regulatory changes;

•	changes in general and/or regional economic conditions;

•	our relationships with employees;

•	the impact of current and future laws;

•	terrorist attacks, particularly attacks on or within markets in which we operate;

•	natural and man-made disasters, including but not limited to fire, snow and ice storms, flood, hail, hurricanes and earthquakes;

•	our substantial level of indebtedness and related debt-service obligations;

•	restrictions imposed by covenants in our debt agreements;

•	availability of adequate financing;

•	our dependence on vendors for our merchandise;

•	domestic events affecting the delivery of merchandise to our stores; and

•	existence of adverse litigation and risks.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this prospectus in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

Unless otherwise indicated in any applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement. All of the shares of common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders for their own account. We may, however, bear a portion of the expenses of the offering of common stock by the selling stockholders, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes

DESCRIPTION OF CAPITAL STOCK

The following summary of certain provisions of our capital stock does not purport to be complete and is subject to our amended and restated certificate of incorporation, our amended and restated bylaws and the provisions of applicable law. Copies of our amended and restated certificate of incorporation and amended and restated bylaws are incorporated by reference as exhibits to the registration statement, of which this prospectus is a part.

Authorized Capitalization

General

The total amount of our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

The following summary describes all material provisions of our capital stock. We urge you to read our amended and restated certificate of incorporation and our amended and restated bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of September 30, 2014, we had 74,535,201 shares of common stock outstanding. As of September 30, 2014, there were 183 stockholders of record of our common stock.

Our common stock is not entitled to preemptive or other similar subscription rights to purchase any of our securities. Our common stock is neither convertible nor redeemable. Unless our Board of Directors determines otherwise, we will issue all of our capital stock in uncertificated form.

Preferred Stock

We do not have any shares of preferred stock outstanding. Our Board of Directors has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). The issuance of our preferred stock could have the effect of decreasing the trading price of our common stock, restricting dividends on our capital stock, diluting the voting power of our common stock, impairing the liquidation rights of our capital stock, or delaying or preventing a change in control of our company.

Voting Rights

Each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of stockholders. Our amended and restated bylaws provide that the presence, in person or by proxy, of holders of shares representing a majority of the outstanding shares of capital stock entitled to vote at a stockholders’ meeting shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law or our certificate of incorporation, and except for the election of directors, which is determined by a plurality vote. There are no cumulative voting rights.

Dividend Rights

Each holder of shares of our capital stock is entitled to receive such dividends and other distributions in cash, stock or property as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends or other distributions. See the section entitled “Dividend Policy.” These rights are subject to the preferential rights of any other class or series of our preferred stock.

Other Rights

Each holder of common stock is subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. This offering is not subject to preemptive rights.

Liquidation Rights

If our company is involved in a consolidation, merger, recapitalization, reorganization, or similar event, each holder of common stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Anti-takeover Effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board of Directors the power to discourage acquisitions that some stockholders may favor.

Action by Written Consent, Special Meeting of Stockholders and Advance Notice Requirements for Stockholder Proposals

Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting once Bain Capital ceases to beneficially own more than 50% of our outstanding shares. Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can be called only pursuant to a resolution adopted by a majority of the total number of directors that we would have if there were no vacancies or, until the date that Bain Capital ceases to beneficially own more than 50% of our outstanding shares, at the request of holders of 50% or more of our outstanding shares. Except as described above, stockholders are not permitted to call a special meeting or to require the board of directors to call a special meeting.

In addition, our amended and restated bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Classified Board

Our amended and restated certificate of incorporation provides that our Board of Directors is divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-

third of our Board of Directors will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

Removal of Directors

Our amended and restated certificate of incorporation provides that directors may be removed with or without cause at any time upon the affirmative vote of holders of at least a majority of the votes to which all the stockholders would be entitled to cast until Bain Capital ceases to beneficially own more than 50% of our outstanding shares. After such time, directors may only be removed from office only for cause and only upon the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our amended and restated bylaws may be amended, altered, changed or repealed by a majority vote of our Board of Directors, provided that, in addition to any other vote otherwise required by law, after the date on which Bain Capital ceases to beneficially own more than 50% of our outstanding shares, the affirmative vote of at least 75% of the voting power of our outstanding shares of common stock will be required to amend, alter, change or repeal our amended and restated bylaws. Additionally, after the date on which Bain Capital ceases to beneficially own more than 50% of our outstanding shares, the affirmative vote of at least 75% of the voting power of the outstanding shares of capital stock entitled to vote on the adoption, alteration, amendment or repeal of our amended and restated certificate of incorporation, voting as a single class, will be required to amend or repeal or to adopt any provision inconsistent with specified provisions of our amended and restated certificate of incorporation. This requirement of a supermajority vote to approve amendments to our amended and restated certificate of incorporation and amended and restated bylaws could enable a minority of our stockholders to exercise veto power over any such amendments.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under our amended and restated certificate of incorporation, we have opted out of Section 203 of the DGCL, and therefore are not subject to Section 203.

Corporate Opportunity

Our amended and restated certificate of incorporation provides that we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may from time to time be presented to Bain Capital or any of its officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than us and our subsidiaries) and that may be a business opportunity for Bain Capital, even if the opportunity is one that we might reasonably have pursued or had the ability or desire to pursue if granted the opportunity to do so. No such person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person, acting in good faith, pursues or acquires any such business opportunity, directs any such business opportunity to another person or fails to present any such business opportunity, or information regarding any such business opportunity, to us unless, in the case of any such person who is our director or officer, any such business opportunity is expressly offered to such director or officer solely in his or her capacity as our director or officer. Neither Bain Capital, nor any of its representatives has any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.

Limitations on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our amended and restated bylaws provides that we will indemnify them to the fullest extent permitted by such law. We have entered into indemnification agreements with our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. We have and intend to maintain director and officer liability insurance, if available on reasonable terms.

Exclusive Jurisdiction of Certain Actions

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our common stock is listed on the New York Stock Exchange under the trading symbol “BURL.”

SELLING SECURITYHOLDERS

Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We are registering shares of our common stock for possible sale by the selling stockholders. The selling stockholders may offer and sell shares of our common stock from time to time, in one or more or any combination of the following transactions:

•	in the over-the-counter market or on any national securities exchange on which our shares are listed or traded, if any;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through loans or pledges of the securities to a broker-dealer or an affiliate thereof;

•	by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our common stock;

•	a combination of any such methods; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may sell the shares at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the NYSE or any other exchange or market.

The shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

The selling stockholders and any underwriters, dealers or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the selling stockholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name of the selling stockholders;

•	the number of shares being offered;

•	the terms of the offering;

•	the names of the participating underwriters, broker-dealers or agents;

•	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

•	the public offering price; and

•	other material terms of the offering.

The selling stockholders will be subject to the applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

LEGAL MATTERS

Kirkland & Ellis LLP, New York, New York will pass upon the validity of the common stock offered hereby on our behalf. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by a member of the legal department at the Company and/or Kirkland & Ellis LLP, New York, New York (a limited liability partnership that includes professional corporations), and for any underwriters or agents by counsel named in the applicable prospectus supplement. An investment partnership composed of partners of Kirkland  & Ellis LLP has an indirect equity interest in Burlington Stores, Inc.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Burlington Stores, Inc. Annual Report on Form 10-K for the year ended February 1, 2014 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

BURLINGTON STORES, INC.

Common Stock

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by us in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

	Amount
SEC registration fee	$		*
FINRA filing fee		225,500
Printing expenses			(1)
Accounting fees and expenses			(1)
Legal fees and expenses			(1)
Blue Sky fees and expenses			(1)
Transfer Agent and Registrar fees and expenses			(1)
Miscellaneous expenses			(1)

Total			$(1)

*	Deferred in reliance on Rule 456(b) and Rule 457(r).
(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Officers and Directors.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

We have entered into indemnification agreements with each of our current directors and executive officers and expect to enter into a similar agreement with any new directors or executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The indemnification rights set forth above are not exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Item 16. Exhibits

The exhibit index attached hereto is incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange

Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of New Jersey, on October 6, 2014.

BURLINGTON STORES, INC.

By:	/s/ Thomas A. Kingsbury
Name: Thomas A. Kingsbury
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Todd Weyhrich, Paul Tang and Robert LaPenta, Jr. and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the date indicated below:

Name	Title	Date

/s/ Thomas A. Kingsbury Thomas A. Kingsbury	President, Chief Executive Officer and Director	October 6, 2014

/s/ Todd Weyhrich Todd Weyhrich	Executive Vice President and Chief Financial Officer	October 6, 2014

/s/ John Crimmins John Crimmins	Senior Vice President and Chief Accounting Officer	October 6, 2014

/s/ Joshua Bekenstein Joshua Bekenstein	Director	October 6, 2014

/s/ Jordan Hitch Jordan Hitch	Director	October 6, 2014

/s/ Tricia Patrick Tricia Patrick	Director	October 6, 2014

/s/ Paul J. Sullivan Paul J. Sullivan	Director	October 6, 2014

/s/ John Mahoney John Mahoney	Director	October 6, 2014

Name	Title	Date

/s/ Frank Cooper III Frank Cooper III	Director	October 6, 2014

/s/ William McNamara William McNamara	Director	October 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1(1)	Amended and Restated Certificate of Incorporation of Burlington Stores, Inc.

3.2(1)	Amended and Restated Bylaws of Burlington Stores, Inc.

5.1¥	Opinion of Kirkland & Ellis LLP.

23.1¥	Consent of Deloitte & Touche LLP.

23.2¥	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	To be filed as an Exhibit to a Current Report on Form 8-K or other applicable report and incorporated by reference herein.
¥	Filed herewith.
(1)	Incorporated by reference to Burlington Stores, Inc.’s Registration Statement on Form S-1/A filed on September 10, 2013.